Exhibit 99.9

CLPSUN PARTNERS III, LLC AND CLPSUN III TENANT, LP

COMBINED BALANCE SHEETS

AS OF JUNE 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

	June 30, 2013	December 31,
	(unaudited)	2012
ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$11,792,733	$11,706,623
Building and improvements	153,806,450	153,705,957
Furniture, fixtures, and equipment	3,872,497	3,903,744
Construction in progress	268,252	261,460

	169,739,932	169,577,784
Less accumulation depreciation	(9,784,346)	(7,025,577)

Property and equipment — net	159,955,586	162,552,207
CASH AND CASH EQUIVALENTS	5,736,880	8,984,056
RESTRICTED CASH	157,558	52,069
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $20,044 and $52,372 for 2013 and 2012, respectively	227,079	349,773
DUE FROM AFFILIATES — net	27,833	11,736
PREPAID EXPENSES AND OTHER ASSETS	354,012	563,297
DEFERRED FINANCING COSTS — Net of accumulated amortization of $169,441 and $121,066 for 2013 and 2012, respectively	524,056	572,431

TOTAL	$166,983,004	$173,085,569

LIABILITIES AND MEMBERS’ EQUITY AND PARTNERS’ CAPITAL
NOTES PAYABLE	$119,850,402	$120,000,000
ACCRUED INTEREST	479,402	480,000
ACCOUNTS PAYABLE AND ACCRUED EXPENSES	1,463,393	1,753,970
DEFERRED RENT LIABILITY	722,091	520,426
ABOVE MARKET LEASE INTANGIBLE — Net of accumulated amortization of $94,252 and $67,323 for 2013 and 2012, respectively	2,755,748	2,782,677
DEFERRED REVENUE	1,753,934	1,827,343

Total liabilities	127,024,970	127,364,416
MEMBERS’ EQUITY AND PARTNERS’ CAPITAL	39,958,034	45,721,153

TOTAL	$166,983,004	$173,085,569

See notes to combined financial statements.

CLPSUN PARTNERS III, LLC AND CLPSUN III TENANT, LP

COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

	2013	2012
OPERATING REVENUE:
Resident fees	$21,897,658	$21,486,719
Other income	101,154	111,581

Total operating revenue	21,998,812	21,598,300

OPERATING EXPENSES:
Labor	8,417,091	8,314,375
Depreciation and amortization	2,758,769	3,290,847
Management fees to affiliate	1,538,384	1,512,839
General and administrative	1,031,872	1,211,770
Insurance	798,376	646,170
Food	727,687	720,650
Taxes and license fees	663,191	622,026
Utilities	578,389	522,276
Ground lease expense	449,736	446,919
Repairs and maintenance	409,495	403,856
Advertising and marketing	304,342	273,713
Ancillary expenses	124,099	123,248
Bad debt (recovery) expense	21,899	(13,690)

Total operating expenses	17,823,330	18,074,999

INCOME FROM OPERATIONS	4,175,482	3,523,301
OTHER INCOME/ (EXPENSE):
Interest income	103	60
Interest expense	(2,927,776)	(2,929,449)

NET INCOME	$1,247,809	$593,912

See notes to combined financial statements.

CLPSUN PARTNERS III, LLC AND CLPSUN III TENANT, LP

COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) AND PARTNERS’ CAPITAL

FOR THE PERIOD ENDED JUNE 30, 2013 (UNAUDITED)

	CLP SL III Holding, LLC	CLPSun III Tenant Acquisition, LLC	Sunrise Senior Living Investments, Inc.	CLPSun III Tenant GP, LLC	Total
MEMBERS’ EQUITY AND PARTNERS’ CAPITAL — December 31, 2012	$28,130,495	$1,804,342	$15,759,337	$26,979	$45,721,153
Distributions	(1,260,515)	(2,827,608)	(2,880,525)	(42,280)	(7,010,928)
Net income	288,489	550,268	400,823	8,228	1,247,809

MEMBERS’ EQUITY (DEFICIT) AND PARTNERS’ CAPITAL — June 30, 2013	$27,158,469	$(472,997)	$13,279,636	$(7,074)	$39,958,034

See notes to combined financial statements.

CLPSUN PARTNERS III, LLC AND CLPSUN III TENANT, LP

COMBINED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,247,809	$593,912
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,758,769	2,732,456
Provision for (Recovery of) bad debts	21,899	(13,690)
Amortization of resident lease intangible	—	558,391
Amortization of financing cost	48,375	44,868
Deferred rent liability	201,665	200,194
Amortization of above market lease intangible	(26,929)	(28,275)
Changes in operating assets and liabilities:
Accounts receivable	100,795	70,732
Prepaid expenses and other assets	209,285	246,344
Accrued interest	(598)	—
Accounts payable and accrued expenses	(305,180)	(576,277)
Deferred revenue	(73,409)	(63,766)
Due from affiliates — net	(16,097)	(265,452)

Net cash provided by operating activities	4,166,384	3,499,437

CASH FLOWS FROM INVESTING ACTIVITIES:
Payable to Master MorSun, LP partners	—	(185,232)
Restricted cash	(105,489)	290,086
Purchases of property and equipment	(147,545)	(280,721)

Net cash used in investing activities	(253,034)	(175,867)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of notes payable	(149,598)	—
Distributions	(7,010,928)	(4,489,251)

Net cash used in financing activities	(7,160,526)	(4,489,251)

NET DECREASE IN CASH AND CASH EQUIVALENTS:	(3,247,176)	(1,165,681)
CASH AND CASH EQUIVALENTS — Beginning of year	8,984,056	7,658,945

CASH AND CASH EQUIVALENTS — End of period	$5,736,880	$6,493,264

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$2,880,000	$2,880,000

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
Accrued capital expenditures	$14,603	$25,144

See notes to combined financial statements.

CLPSUN PARTNERS III, LLC AND CLPSUN III TENANT, LP

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

1.	ORGANIZATION

CLPSun Partners III, LLC (“PropCo”) was formed on August 18, 2011 under the laws of the state of Delaware as a limited liability company. At formation, its sole member was Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“SSLI”). On September 16, 2011, SSLII assigned to PropCo its right to acquire the 80.00% limited partnership interest in Master MorSun, LP held by Master MorSun Acquisition, LLC, an affiliate of Special Situation Property Fund, JP Morgan Chase Bank, N.A., as trustee (“SSPF”). SSLII owned a 19.00% limited partnership interest in Master MorSun, LP and through its wholly owned subsidiary Master MorSun GP, LLC owned a 1.00% general partnership interest. Master MorSun, LP owned seven assisted living facilities (collectively, the “Facilities”) which it leased to MorSun Tenant, LP. On October 12, 2011, PropCo acquired SSPF’s 80.00% limited partnership interest in Master MorSun, LP, and SSLII contributed its 19.00% limited partnership interest and 1.00% general partnership interest in Master MorSun, LP to PropCo. In conjunction with those transactions, CLP SL III Holding, LLC (“CLP Holding”) contributed $35,224,832 and was admitted as a member to PropCo. The membership interests and capital accounts of PropCo were adjusted to reflect CLP Holding as the managing member owning 67.88% and SSLII owning 32.12%.

CLPSun III Tenant, LP (“OpCo”), formerly known as MorSun Tenant, LP, was formed on November 15, 2004 under the laws of the state of Delaware as a limited partnership. OpCo was formed to operate the Facilities. Prior to October 12, 2011, OpCo’s limited partners consisted of MorSun Tenant Acquisition, LLC, an affiliate of SSPF (50.00%) and SSLII (49.00%). The 1.00% general partnership interest was owned by MorSun Tenant GP, LLC, a wholly owned subsidiary of SSLI. On October 12, 2011, CLPSun III Tenant Acquisition, LLC (“CLP Tenant”), a wholly-owned subsidiary of CLP Holding, acquired MorSun Tenant Acquisition, LLC’s 50% limited partnership interest, SSLII transferred and assigned to CLP Tenant a 16.88% limited partnership interest, and SSLI transferred and assigned to CLPSun III Tenant GP, LLC, a wholly-owned subsidiary of CLP Holding, its 1.00% general partnership interest (together with PropCo’s ownership change, the “2011 Recapitalization”). CLP Tenant and CLPSun III Tenant GP, LLC contributed $167,195 and $2,500, respectively, to OpCo in conjunction with the transaction. As of December 31, 2011 and 2012, OpCo’s limited partnership interests were owned by CLP Tenant (66.88%) and SSLII (32.12%), and the 1.00% general partnership interest was owned by CLPSun III Tenant GP, LLC (“CLP Tenant GP”).

PropCo and OpCo (collectively, the “Companies”) shall continue in full force and effect until the earlier of October 12, 2041 or the date on which the last management agreement expires, including any renewals thereof.

The fair value of SSLII’s contribution to PropCo of its direct interest in and, through Master MorSun GP, LLC, its indirect interest in Master MorSun, LP was determined to be $16,669,666. SSLI transferred its interest in MorSun Tenant GP, LLC to SSLII, and the fair value of SSLII’s contribution to OpCo of its direct interest in and, through MorSun Tenant GP, LLC, its indirect interest in MorSun Tenant, LP was determined to be $80,305.

In conjunction with the 2011 Recapitalization, the Companies obtained new debt of $120,000,000 as further described in Note 2.

Total consideration, including transaction costs and interests contributed, for Master MorSun, LP and MorSun Tenant, LP was $171,335,121. At the 2011 Recapitalization date, $413,566 was payable to the Master MorSun, LP partners for earnings prior to the 2011 Recapitalization. At June 30, 2013, this amount has been fully paid to Master MorSun, LP partners.

PropCo was organized to own the Facilities, which it leases to OpCo, and OpCo was organized to operate those Facilities. On October 12, 2011, PropCo and OpCo entered into new lease arrangements.

PropCo owns 100% of the interest in three limited liability companies and four limited partnerships (collectively, the “Project Owners”), each of which owns, operates, leases, manages, and will dispose of individual assisted living facilities.

As of June 30, 2013, the Facilities owned by the Project Owners are as follows:

Project Owners	Facilities	Location	Date Opened
CLPSun III Palo Alto Senior Living, LP	Sunrise of Palo Alto	Palo Alto, CA	November 2006
CLPSun III Lenexa Senior Living, LLC	Sunrise of Lenexa	Lenexa, KS	February 2006
CLPSun III Shelby Senior Living, LLC	Sunrise of Shelby	Shelby, MI	February 2006
CLPSun III Golden Valley Senior Living, LLC	Sunrise of Golden Valley	Golden Valley, MN	September 2005
CLPSun III Minnetonka Senior Living, LLC	Sunrise of Minnetonka	Minnetonka, MN	November 2005
CLPSun III Dresher Senior Living, LP	Sunrise of Dresher	Dresher, PA	June 2006
CLPSun III Plano Senior Living, LP	Sunrise of Plano	Plano, TX	June 2006

OpCo operates the Facilities and provides assisted living services to seniors. Senior living services include a residence, meals, and non-medical assistance to elderly residents for a monthly fee. The Facilities’ services are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

PropCo’s limited liability company agreement and OpCo’s limited partnership agreement, effective October 12, 2011, detail the commitments of the members and partners and provides the procedures for the return of capital to the members and partners with defined priorities. All net cash flow from operations and capital proceeds is to be distributed according to the priorities as specified in the agreements. Any member or partner can require additional capital to cure an event of default or to avoid an event of default under the loan agreements. The members or partners must mutually agree upon additional capital requests for all other circumstances, including funding for operating shortfalls if they are determined to be reasonably necessary to effectuate any cost or expense associated with the operation or maintenance of any Facility or as it may be contemplated under the management agreements of the Facilities. Contributions are made in proportion to the relative percentage interests of the member or partner at the time of the request. Net income (loss) is allocated to the members and partners in proportion to their relative percentage interests.

PropCo’s limited liability company agreement and OpCo’s limited partnership agreement also provides Sunrise a purchase option from and after the expiration of the third Company Year. Sunrise has the option to purchase, exercisable in Sunrise’s sole discretion, one hundred percent (100%) of CNL’s ownership interest in the Companies. If Sunrise exercises the purchase option at any time prior to the sixth Company Year, CNL will be paid a purchase price equal to the amount necessary to return to CNL a 13% internal rate of return on the CNL total capital contributions, after taking into account all amounts previously distributed to CNL.

On August 21, 2012, SSLI and Health Care REIT, Inc. (“HCN”) entered into an agreement for HCN to acquire all of the outstanding common stock of SSLI for $14.50 per share in an all-cash transaction.

On September 13, 2012, in conjunction with the August 21, 2012 agreement, Red Fox Management, LP (“Red Fox”), a new entity formed by Kohlberg Kravis Roberts & Co. L.P., Beecken Petty O’Keefe & Company and Coastwood Senior Housing Partners LLC, entered into a Membership Interest Purchase Agreement with SSLI to acquire Sunrise Senior Living Management, Inc. (“SSLMI”), an affiliate of SSLI, for approximately $130,000,000 with HCN investing approximately $26,000,000 for a 20% ownership interest. The Companies have management agreements with SSLMI to manage the Facilities (see Note 4).

On January 9, 2013, Sunrise consummated the transactions with HCN and Red Fox. As part of the transaction, HCN acquired Sunrise’s equity interests in joint ventures that own 58 senior housing communities, including the Companies. In addition, HCN announced the acceleration of all planned joint venture buyouts, including the Companies.

On July 1, 2013, HCN closed on a purchase and sale agreement (“PSA”) with CLP Holding, CLP Tenant and CLP Tenant GP (collectively “CNL”). Pursuant to the PSA, HCN purchased CNL’s membership interests in the Companies for a purchase price of approximately $33,400,000, including transaction costs.

2.	NOTES PAYABLE

On October 12, 2011, the Companies entered into a loan agreement to obtain seven notes payable totaling $120,000,000 to finance the acquisition of the Facilities. The notes are cross-collateralized and secured by the Facilities. Payments required on the loan are guaranteed by SSLII and CNL Income Partners, LP, an affiliate of CLP Holding. The loan agreement provides for a fixed rate of 4.80% and requires monthly interest-only payments until maturity in November 2018.

Notes payable as of June 30, 2013 consist of the following:

Borrower
CLPSun III Palo Alto Senior Living, LP	$17,538,408
CLPSun III Lenexa Senior Living, LLC	10,161,816
CLPSun III Shelby Senior Living, LLC	17,189,744
CLPSun III Golden Valley Senior Living, LLC	20,572,921
CLPSun III Minnetonka Senior Living, LLC	16,927,271
CLPSun III Dresher Senior Living, LP	7,533,696
CLPSun III Plano Senior Living, LP	29,926,546

$119,850,402

The Companies are subject to non-financial covenants under the loan agreement. As of June 30, 2013, the Companies were in compliance with all covenants.

The fair value of the Companies’ notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. The estimated fair value of its notes payable approximated their carrying value at June 30, 2013.

3.	SUBSEQUENT EVENT

On July 1, 2013, HCN closed on a purchase and sale agreement (“PSA”) with CNL. Pursuant to the PSA, HCN purchased CNL’s membership interests in the Companies for a purchase price of approximately $33,400,000, including transaction costs. The PSA was a result of exercising the purchase options under PropCo’s limited liability company agreement and OpCo’s limited partnership agreement as described in Note 1.

The Companies reviewed subsequent events through September 12, 2013, the date the combined financial statements were issued.

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